Exhibit 10.14

February 1, 2006

Mr. Hans van Houte

TRUBION PHARMACEUTICALS, INC.

2401 Fourth Avenue, Suite 1050

Seattle, Washington 98121

Dear Hans:

Please refer to the Fourth and Battery Office Lease dated April 28, 2003 and all addenda and amendments thereto (the “Office Lease” or “Lease”) for the space Trubion Pharmaceuticals (hereinafter referred to as “Trubion” or “Lessee”) occupies within the Fourth and Battery building. This letter (this “Amendment”) shall constitute an amendment to the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

PREMISES

Effective as of the Expansion Space Effective Date (defined below), Trubion Pharmaceuticals, Inc. agrees to lease the additional space (the “Expansion Space”) of approximately 15,892 rentable square feet which is the entire 11th floor of the Fourth and Battery Building, (location attached as Exhibit “A”) so that, from and after the Expansion Space Effective Date, the term “Premises” as defined in Paragraph 1 of your Lease (Description), shall be changed from your existing space (10th and 12th floor Premises) of 31,507 rentable square feet (“Existing Space”) to 47,399 rentable square feet. The floor plans attached as Exhibit A to the Lease will be supplemented by the floor plan of the Expansion Space attached hereto as Exhibit A. Lessor shall deliver the Expansion Space to Lessee on the Expansion Space Effective Date in the condition described in Section 2 of the Lease and the parties agreed that the rights and obligations of Lessee and Lessor set forth in Section 2 of the Lease shall apply with respect to the Expansion Space.

1000 SECOND AVENUE

SUITE 1800

SEATTLE, WASHINGTON 98104-1046

(206) 467-7600

FAX (206) 386-5296

Mr. Hans van Houte

TRUBION PHARMACEUTICALS, INC.

February 1, 2006

LEASE TERM

Lessor shall cause the lease of the current occupant of the Expansion Space to terminate as to the Expansion Space, and shall relocate such occupant from the Expansion Space, on or prior to May 1, 2006. The term of the Lease with respect to the Expansion Space shall be eighty-four (84) months commencing the later of May 1, 2006 and the date Lessor has complied with its obligations in the first sentence of this paragraph and delivers to Lessee possession of the Expansion Space in the required condition (the “Expansion Space Effective Date”) and expiring April 30, 2013. The term of the Lease for the Existing Space shall be extended so it is coterminous. Lessee and Lessee’s agents and employees may access the Expansion Space from time to time prior to the Expansion Space Effective Date to facilitate Lessee’s space planning and physical due diligence. If the Expansion Space Effective Date is delayed for any reason beyond June 1, 2006, then in addition to Lessee’s other rights or remedies, Lessee may terminate this Amendment by written notice to Lessor, or, at Lessee’s election, the date Lessee is otherwise obliged to commence payment of rent for the Expansion Space shall be delayed by one additional calendar day for each calendar day that the Expansion Space Effective Date is delayed beyond such date.

RENT

The Base Rent per rentable square foot for the Expansion Space shall be at the annual rate of $25.00 ($33,108.33 per month) for months 1 through 84. The rent for the Existing Space shall remain as is directed in the Office Lease and earlier amendment for the full eighty-four (84) months.

The “base year” for calculating Lessee’s proportionate share of Comparison Year Costs (if any) with respect to the Expansion Space, shall be the calendar year 2006 and Lessee shall have no obligation to pay its proportionate share of Operating Services and Real Estate Taxes with respect to the Expansion Space until 13 months after the Expansion Space Effective Date. The provision of Section 10 of the Lease shall apply with respect to the Expansion Space provided however that references therein to 2004 shall be deemed references to 2006 with respect to the Expansion Space. The base year for the Existing Space shall remain as is directed in the Office Lease and earlier amendment.

AS-IS, WHERE-IS

Lessee acknowledges Lessee has fully inspected the Expansion Space and, subject to the delivery requirement set forth above, accepts the Expansion Space in an as-is, where-is condition. Lessee shall not call upon Lessor to provide any modifications or improvements to the Expansion Space.

Mr. Hans van Houte

TRUBION PHARMACEUTICALS, INC.

February 1, 2006

PARKING

Effective as of the Expansion Space Effective Date, Lessee shall have the right to lease eleven (11) additional parking spaces inside the building garage at the market rate.

PERMITTED ALTERATIONS

Lessee may construct tenant improvements in the Expansion Space generally consistent with the specifications and objectives described in Exhibit “B” attached hereto (the “Permitted Improvements”) and consistent with the terms of Exhibit C to the Office Lease. Lessor acknowledges and agrees that Lessee intends to use the North half of the tenth floor and Expansion Space for scientific laboratory space and that Lessee shall have the right to install certain of the Permitted Improvements on the adjacent roof of the 9th floor of the building. The last sentence of Section 47 of the Lease shall apply to the Permitted Improvements, and the references therein to “Tenant Improvements” shall also include the Permitted Improvements. Lessor shall be responsible for the costs described in Section 4 of Exhibit C to the Lease to the extent such costs arise in connection with the construction of the Permitted Improvements.

RIGHT OF FIRST OFFER

Subordinate to existing rights of first offer and first refusal, Lessee shall have a right of first offer on all space that may become available in the Building on the terms set forth in Section 46 of the Lease, and references therein to “Expansion Space” hereinafter shall refer to any space in the Building that becomes available.

MISCELLANEOUS

This Amendment (together with the Lease) constitutes the entire agreement between Lessor and Lessee regarding the Expansion Space and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. This Amendment shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, legal

Mr. Hans van Houte

TRUBION PHARMACEUTICALS, INC.

February 1, 2006

representatives, successors and assigns. No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both Lessor and Lessee. Except as specifically amended hereby, all of the terms and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

Please consider this document, when fully executed, as our agreement for the amendment of your Office Lease. If you are in agreement with the above, please sign below where indicated and return all four copies to me for Martin Selig’s signature. Upon Full execution, I will return two copies for your own files.

Thank you Hans, for this lease of additional space. We appreciate your tenancy with us and look forward to continuing to satisfy your office and lab space needs.

Very truly yours,

/s/ Theresa Howard

Theresa Howard

TRUBION0131.06

AGREED AND ACCEPTED:

SELIG REAL ESTATE HOLDINGS EIGHT, LLC		TRUBION PHARMACEUTICALS, INC.

	/s/ Martin Selig		/s/ Hans van Houte
By:	Martin Selig	By:	Hans van Houte
Its:	Managing Member	Its:	VP, Finance

Dated:	2.10.06	Dated:	2/06/2006

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 10th day of February, 2006, before me, a Notary Public in and for the State of Washington, personally appeared MARTIN SELIG, to me known to be the Managing Member, respectively, of Selig Real Estate Holdings Eight, LLC, the entity that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument on behalf of the entity.

/s/ Jill M. Hayes Notary Public in and for the State of Washington Residing at: Fall City My commission expires: 6.1.06

STATE OF	)
) ss.
COUNTY OF	)

On this 10th day of February, 2006, before me, a Notary Public in and for the State of Washington, personally appeared Hans van Houte, to me known to be the VP, Finance; Administration, respectively, of Trubion Pharmaceuticals, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal, the day and year first above written.

notary.amendments.version2

/s/ Trish A. Westermann Notary Public in and for the State of Washington Residing at: 2622 35th Ave W Seattle My commission expires: 12/07/08

EXHIBIT B

PARAPET
AAON UNIT
12'
5'
OUTER WALL
48x24 EA
48x24 SA

EXHIBIT B